Exhibit 10.2







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                          SECURITIES PURCHASE AGREEMENT

                              dated April 12, 1999

                                 by and between

                             DELICIOUS BRANDS, INC.

                                       and

                               LITTLE MEADOW CORP.










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                                TABLE OF CONTENTS

                                                                        Page


ARTICLE I

      PURCHASE, SALE AND TERMS OF SHARES.......................................1
      1.01       Purchase and Sale.............................................1
      1.02       The Conversion Shares.........................................2
      1.03       Delivery of Securities........................................2
      1.04       Purchase Price................................................2
      1.05       Closing.......................................................2

ARTICLE II

      CONDITIONS TO PURCHASER OBLIGATIONS......................................2
      2.01       Documentation at Closing......................................2
      2.02       Consents and Waivers..........................................3
      2.03       Directors.....................................................3

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................4
      3.01       Organization and Standing of the Company......................4
      3.02       Corporate Action..............................................4
      3.03       Governmental Approvals........................................5
      3.04       Litigation....................................................5
      3.05       Certain Agreements of Officers and Employees..................5
      3.06       Compliance with Other Instruments.............................5
      3.07       Title to Assets, Patents......................................6
      3.08       SEC Documents; Financial Statements...........................6
      3.09       Absence of Certain Developments...............................7
      3.10       Taxes.........................................................8
      3.11       Benefit Plans; Labor Relations................................9
      3.12       Transactions with Affiliates.................................10
      3.13       Assumptions or Guaranties of Indebtedness of Other Persons...10
      3.14       Investments in Other Persons.................................10
      3.15       Securities Act...............................................10
      3.16       Capitalization; Status of Capital Stock......................10
      3.17       Registration Rights..........................................11
      3.18       Insurance....................................................11
      3.19       Books and Records............................................12

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      3.20       Material Agreements..........................................12
      3.21       Environmental and Safety Laws................................12
      3.22       U.S. Real Property Holding Corporation.......................12
      3.23       Compliance...................................................12
      3.24       Brokers or Finders...........................................13
      3.25       Disclosure...................................................13

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................13
      4.01       Organization and Standing of the Company.....................13
      4.02       Corporate Action.............................................13
      4.03       Investment Representations...................................13
      4.04       Access to Information........................................14
      4.05       Sophistication and Knowledge.................................14
      4.06       Transfer Restrictions Imposed by Securities Laws.............14
      4.07       Lack of Liquidity............................................15
      4.08       Accredited Investor Status...................................15
      4.09       Brokers or Finders...........................................15

ARTICLE V

      COVENANTS OF THE COMPANY................................................15
      5.01       Inspection...................................................15
      5.02       Indemnification..............................................15
      5.03       Use of Proceeds..............................................16
      5.04       Third Party Registration Rights..............................16

ARTICLE VI

      REGISTRATION RIGHTS.....................................................17
      6.01       Piggy-Back Registrations.....................................17
      6.02       Demand Registration..........................................18
      6.03       Registrations on Form S-3....................................19
      6.04       Effectiveness................................................19
      6.05       Indemnification by the Company...............................19
      6.06       Indemnification by Holders of Registrable Shares.............21
      6.07       Exchange Act Registration....................................23
      6.08       Damages......................................................23
      6.09       Further Obligations of the Company...........................23
      6.10       Expenses.....................................................25
      6.11       Transferability..............................................25
      6.12       Mergers, Etc.................................................25

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ARTICLE VII

      INDEMNIFICATION.........................................................26
      7.01       Indemnification of the Purchaser by the Company..............26
      7.02       Indemnification of the Company by the Purchaser..............26
      7.03       Right to Defend, Etc.........................................27
      7.04       Tax Effect...................................................27

ARTICLE VIII
      GLOSSARY ...............................................................28
      8.01       Certain Defined Terms........................................28
      8.02       Accounting Terms.............................................31

ARTICLE IX

      MISCELLANEOUS...........................................................31
      9.01       "Lock-Up" Agreement..........................................31
      9.02       No Waiver; Cumulative Remedies...............................31
      9.03       Amendments, Waivers and Consents.............................32
      9.04       Addresses for Notices........................................32
      9.05       Costs, Expenses and Taxes....................................33
      9.06       Effectiveness; Binding Effect; Assignment....................33
      9.07       Survival of Representations and Warranties...................33
      9.08       Prior Agreements.............................................33
      9.09       Severability.................................................34
      9.10       Governing Law................................................34
      9.11       Headings; References.........................................34
      9.12       Counterparts.................................................34
      9.13       Further Assurances...........................................34
      9.14       Transfer.....................................................34


                                       iii

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                                    EXHIBITS


1.01(A)              Form of Certificate of Designation
1.01(B)              Form of Warrant
2.01(b)              Form of Opinion of Counsel to Company
5.02(a)              Form of Indemnification Agreement


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                                    SCHEDULES

3.04                 Litigation
3.05(b)              Certain Employee/Consultant Agreements
3.07(a)              Title to Assets, Patents
3.07(b)              Intellectual Property Rights; Claims
3.08(c)              Liabilities
3.08(d)              Certain Changes Subsequent to September 30, 1998
3.09                 Certain Developments
3.10                 Taxes
3.11(a)              Benefit Plans
3.12                 Certain Transactions with Affiliates
3.16                 Capitalization; Status of Capital Stock
3.17                 Registration Rights
318(b)               Directors and Officers Liability Policy
3.20                 Material Agreements
3.24                 Broker or Finder Commission

                          SECURITIES PURCHASE AGREEMENT


                  Securities Purchase Agreement, dated April 12, 1999, by and between Delicious Brands, Inc. a Delaware corporation having its principal executive offices at 2070 Maple Street, Des Plaines, Illinois 60018 (the "Company"), and Little Meadow Corp., a Delaware corporation having its business address at One Wall Street Court, Suite 980, New York, New York 10005 (the "Purchaser").

                                   WITNESSETH:

                  WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Stock"), of the Company and warrants to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereby agree as follows:


                                    ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

                  1.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing (such capitalized term and all other capitalized terms used herein and not separately defined herein shall have the respective meanings ascribed to them in Article VIII hereof): (a) 35,000 shares of Series B Stock; and (b) warrants to purchase, subject to the Equitable Adjustments contained therein, 700,000 shares of Common Stock at an initial exercise price of $.01 per share for a period of ten (10) years following the date of issuance of such warrants (the "Warrants"). The Series B Stock shall have the designation, rights and other terms and provisions set forth in the Certificate of Designation attached hereto as Exhibit 1.01(A) (the "Certificate of Designation"), which rights and terms include, without limitation: (i) the right of the Holders of Series B Stock to elect two (2) members of the Board of Directors of the Company (the "Board"); (ii) the right of the holder of each share of Series B Stock to convert each such share into five (5) shares of Common Stock (subject to Equitable Adjustments) at any time or from time to time; and (iii) the right of the holder of each share of Series B Stock to vote on all matters presented to the holders of Common Stock on the basis of five (5) votes for each share of Series B Stock (subject to Equitable Adjustment). The Warrants shall be in the form attached hereto as Exhibit 1.01(B).


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



                  1.02 The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of Common Stock to satisfy the rights of: (a) conversion of the holders of the Series B Stock; and (b) the holders of the Warrants. Any shares of Common Stock issuable upon conversion of the Series B Stock are herein referred to as the "Conversion Shares". Any shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the "Warrant Shares".

                  1.03 Delivery of Securities. At the Closing, the Company shall deliver to the Purchaser, or will cause to be delivered to the Purchaser, certificates representing the number of shares of Series B Stock referred to in
Section 1.01 above and the Warrants, each registered in the name of the Purchaser.

                  1.04 Purchase Price. The purchase price to be paid by the Purchaser to the Company in full consideration for the issuance and sale of the Series B Stock and the Warrants shall be one million seven hundred and fifty thousand Dollars ($1,750,000) (the "Purchase Price") payable by wire transfer in immediately available funds to an account designated by the Company prior to the Closing.

                  1.05 Closing. The closing of the transactions to be effected hereunder (the "Closing") will be held at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036, or such other location as the parties may agree to, at 10:00 a.m., New York City time, on April 12, 1999, or such other date and time as shall be mutually acceptable to the parties.


                                   ARTICLE II

                       CONDITIONS TO PURCHASER OBLIGATIONS

                  The obligation of the Purchaser to purchase and pay for the Series B Stock and the Warrants to be purchased by it at the Closing is subject to the satisfaction prior to the Closing of each of the following conditions, unless waived in writing by the Purchaser:

                  2.01 Documentation at Closing. The Purchaser shall have received, prior to or at the Closing, all of the following materials, each in form and substance satisfactory to the Purchaser and its counsel, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

                  (a) Copies of: (i) the Certificate of Incorporation of the Company, as amended or restated to date, together with such evidence as may be available of the filing thereof; (ii) the resolutions of the Board providing for the approval of the Certificate of Designation, the approval of the Transaction Documents, the issuance of the Series B Stock and the Warrants, and all other

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agreements or matters  contemplated  hereby or executed in  connection  herewith
(including, without limitation, resolutions (1) approving of the Purchaser and each of its Affiliates and associates (including, without limitation, Carl C. Icahn and any Person directly or indirectly controlled by Mr. Icahn ) becoming an interested stockholder (as such term is defined in Section 203 of the DGCL ("Section 203")) pursuant to the transactions contemplated by this Agreement; and (2) acknowledging that any future transactions between any one or more of the Company and its subsidiaries, on the one hand, and any one or more of the Purchaser, its Affiliates and associates (including, without limitation, Carl C. Icahn and any Person directly or indirectly controlled by Mr. Icahn), on the other hand, shall not be subject to the provisions of Section 203); and (iii) the By-laws of the Company, all of which shall have been certified by the Secretary of the Company, as of the date of the Closing, to be true, complete and correct; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the shares of Series B Stock and the Warrants.

                  (b) The favorable opinion of counsel for the Company, dated the date of the Closing, in the form attached as Exhibit 2.01(b).

                  (c) (i) A certificate of the Secretary or an Assistant Secretary of the Company, dated the date of the Closing, which shall certify the names of the officers of the Company authorized to sign: (i) this Agreement;
(ii) the certificates for the Series B Stock; (iii) the Warrants; and (iv) the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the incumbency of such officers, and the true specimen signatures of such officers.

                  (d) A Certificate of the Secretary of State of the State of Delaware, dated a recent date, as to the due incorporation and good standing of the Company.

                  (e) A copy of the Certificate of Designation certified by the Secretary of State of the State of Delaware as having been filed with the Secretary of State of the State of Delaware.

                  2.02 Consents and Waivers. The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver the Transaction Documents (as defined below) and the other agreements and instruments executed and delivered by the Company in connection herewith, to issue the Series B Stock and the Warrants and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of the Transaction Documents and the other agreements and instruments executed and delivered by the Company in connection herewith and the issuance of the Series B Stock and the Warrants shall have been made or taken.

                  2.03 Directors. The Board immediately following the Closing shall consist of seven (7) members; each of Geordie Hebard and Russell Glass shall have been elected to the Board as

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designees  of the  holders  of the  Series  B  Stock;  and one of the  foregoing directors designated by the Purchaser shall have been appointed to each of the committees of the Board unless such director would cause such committee to not be in compliance with such committee's applicable director qualification requirements.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchaser as follows:

                  3.01 Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority: (i) for the ownership and operation of its properties; (ii) for the carrying on of its business as now conducted and as now proposed to be conducted; (iii) to execute and deliver this Agreement and other instruments, warrants, agreements and documents contemplated herein (collectively with this Agreement, the "Transaction Documents"); (iv) to issue, sell and deliver the Series B Stock and the Warrants and to issue and deliver the Conversion Shares upon conversion of the Series B Stock and the Warrant Shares upon exercise of the Warrants; and (v) to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, other than in those jurisdictions where the failure to be so licensed or qualified or in good standing does not, individually or in the aggregate, have a Material Adverse Effect (as defined below).

                  3.02 Corporate Action. The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and the general principles of equity. The Series B Stock, the Conversion Shares and the Warrant Shares have been duly authorized. The issuance, sale and delivery of the Series B Stock and the issuance and delivery of the Conversion Shares upon conversion of the Series B Stock and the Warrant Shares upon exercise of the Warrants have been duly authorized by all required corporate action on the part of the Company. The Series B Stock, the Conversion Shares and Warrant Shares, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as expressly set forth in the Transaction Documents. The Conversion Shares and the Warrant Shares have been duly reserved for issuance upon conversion of the Series B Stock and the exercises of the Warrants, respectively.

                  3.03 Governmental Approvals. Except for the filing of any notice prior to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed by the Company on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Series B Stock or the Warrants, or for the performance by the Company of its obligations under the Transaction Documents or under the Shares.

                  3.04 Litigation. Except as disclosed in Schedule 3.04 or in the Company SEC Documents, there is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or affecting any of its properties or assets or against any Key Employee relating to the Company or its business, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Neither the Company nor, to the best knowledge of the Company, any Key Employee is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, to the extent that such default might have a material adverse effect on the business, assets, liabilities, operations, Intellectual Property Rights, management or financial condition of the Company (a "Material Adverse Effect"). There are no actions or proceedings pending or, to the Company's best knowledge, threatened (or any basis therefor known to the Company) against the Company which might result, either in any case or in the aggregate, have a Material Adverse Effect, or which might call into question the validity of any of the Transaction Documents, any of the Series B Stock, the Warrants or any action taken or to be taken pursuant hereto or thereto. Without limitation to the foregoing representations, to the extent not described in the Company SEC Documents a brief summary of the Company's litigation and the current status thereof is set forth on Schedule 3.04.

                  3.05 Certain Agreements of Officers and Employees. To the best of the Company's knowledge, no Key Employee is, or, is now anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such Key Employee to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's best knowledge and belief, the continued employment or engagement of the Company's Key Employees does not subject the Company or the Purchaser to any liability with respect to any of the foregoing matters.

                  3.06 Compliance with Other Instruments. The Company is in compliance in all respects with the terms and provisions of its Certificate of Incorporation and By-laws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it

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or any of its  properties  or assets are subject,  except to the extent that the failure to so comply with any such provision of any such mortgage, indenture, lease or agreement would not have a Material Adverse Effect. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. Neither the execution and delivery of the Transaction Documents nor the issuance of the Series B Stock, the Conversion Shares, the Warrants or the Warrant Shares, nor the consummation
or  performance  of  any  transaction   contemplated  hereby  or  thereby,   has
constituted or resulted in or will constitute or result in a default or violation of, create a conflict with, trigger any "change of control" or other right of any Person under, or require any consent, waiver, release or approval under or with respect to, any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

                  3.07  Title to  Assets,  Patents.  (a)  Except as set forth on
Schedule 3.07(a) hereof, the Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, which assets consist of those reflected in the most recent balance sheet of the Company included as part of the Company 10-Q, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances.

                  (b) The Company owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed by the Company to be operated; and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the intellectual property rights of others. Except as set forth on Schedule 3.07(b), no claim is pending or, to the best of the Company's knowledge, threatened against the Company and/or its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

                  3.08 SEC Documents; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by the Company with the Commission and has heretofore delivered to the Purchaser, in the form filed with the Commission, its Registration Statement on Form S-1 filed with the Commission on April 23, 1998, as amended to date (the "Company S-1"), its Quarterly Report on Form 10-Q for the period ending September 30, 1998 (the "Company 10-Q" and, collectively with the Company S-1, the "Company SEC Documents"). As of their respective dates: (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder applicable to such Company SEC Documents; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles as applied in the United States of America ("GAAP") consistently applied during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Commission) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at their respective dates and the results of operations and the cash flows of the Company for the periods then ended.

                  (c) Except as set forth on Schedule 3.08(c) hereto, the Company has no liability or obligation, absolute, accrued, contingent or otherwise, and whether due or to become due, that is not reflected in the Financial Statements or incurred in the ordinary course of business since the date of the Financial Statements, whether or not such liability would be required to be provided for in accordance with GAAP.

                  (d) Except as set forth in Schedule 3.08(d), since September 30, 1998, (i) there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Company; (ii) neither the business, financial condition, operations, prospects or affairs of the Company nor any of its properties or assets, including without limitation, its Intellectual Property Rights, have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased or declared any distribution on, any of its capital stock.

                  3.09  Absence  of  Certain   Developments.   Without  limiting
anything contained in Section 3.08(d), except as provided in Schedule 3.09 or the Company SEC Documents, since September 30, 1998 the Company has not:

                  (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto, other than options to purchase 4,500 shares of Common Stock granted to directors of the Company pursuant to a formula stock option plan;

                  (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's business;

                  (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                  (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                  (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any lien, charge or other encumbrance, except liens for current property taxes not yet due and payable;

                  (f) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practice;

                  (g) sold, assigned or transferred any Intellectual Property Rights or disclosed any proprietary confidential information to any persons except to potential customers, investors or partners or collaborators in the ordinary course of business consistent with past practice;

                  (h) suffered any substantial losses (other than losses from operations for financial reporting purposes) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  (i) made any changes in employee compensation except in the ordinary course of business consistent with past practices;

                  (j) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

                  (k) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                  (l) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  (m) experienced any problems with labor or management in connection with the terms and conditions of their employment; or

                  (n) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company.

                  3.10 Taxes. The Company has filed all Returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all Taxes (as hereinafter defined) shown as due on such Returns that were filed and has paid all Taxes imposed on or assessed against the Company. The provisions for Taxes payable, if any, are shown on the Financial Statements and are sufficient for all accrued and unpaid Taxes, whether or not disputed, and for all periods to and including the dates of such Financial Statements. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened for any period, or of any basis for any such assessment, adjustment or contingency. Except as set forth on Schedule 3.10, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns or Taxes asserted as due from the Company, except for issues that, singly or in the aggregate, would not have a Material Adverse Effect taken as a whole, and (ii) no waivers of statutes of limitation with respect to the Returns or collection of Taxes have been given by or requested from the Company. The term "Taxes" means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "Returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to Taxes. Neither the Company nor, to the best of the Company's knowledge, any of its stockholders, has ever filed a consent pertaining to the Company pursuant to section 341(f) of the Code relating to collapsible corporations.

                  3.11     Benefit Plans; Labor Relations.

                  (a) Other than as set forth in the Company SEC Documents, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectfully, of ERISA ("ERISA Plans"). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV or ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code, which would subject the Company to any tax penalty for prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan." The Company has made all payments to the Local 734 Pension Fund required to be made pursuant to the collective bargaining agreement with Teamsters Local 734.

                  (b) Other than as set forth in the Company SEC Documents, none of the Company's employees is covered by any labor or collective bargaining agreement and, to the Company's knowledge, there is no activity involving any employees of the Company seeking to certify a collective bargaining unit or engaging in any other organizational activity. There are no pending, or to  the  knowledge  of  the  Company,  threatened  strikes,  work  stoppages, slowdowns, lockouts, arbitrations or other labor disputes against the Company. There are no pending or, to the Company's knowledge, threatened, complaints, charges, claims, lawsuits, administrative proceedings, reviews, or investigations by any person or Governmental Entity against the Company with respect to any violation or alleged violation of any applicable Federal, state or local laws, rules or regulations: (i) prohibiting discrimination on any basis, including, without limitation, on the basis of race, color, religion, sex, sexual orientation, disability, national origin or age; or (ii) relating to employment or labor, including, without limitation, those related to immigration, mass layoff, wages or hours.

                  3.12 Transactions with Affiliates. Except as described in the Company SEC Documents or set forth in Schedule 3.12, there are no loans, leases, royalty agreements or other continuing transactions between (a) the Company or any of its customers or suppliers, and (b) any officer, employee, consultant or director of the Company or any Person owning five percent (5%) or more of the capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                  3.13 Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person except as disclosed in the Company SEC Documents.

                  3.14 Investments in Other Persons. Except as set forth in the Company SEC Documents, the Company has not made any loans or advances to any Person which is outstanding on the date of this Agreement in excess of $20,000 in the aggregate, nor is it committed or obligated to make any such loan or advance, nor has or does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person. The Company does not currently have any Subsidiaries.

                  3.15 Securities Act. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy any such security or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Series B Stock under the registration provisions of the Securities Act and applicable state securities laws.

                  3.16 Capitalization; Status of Capital Stock. As of the Closing, the Company will have a total authorized capitalization consisting of
(a) 25,000,000 shares of Common Stock, $.01 par value, and (b) 1,000,000 shares of Preferred Stock, $.01 par value, of which 245,000 shares have been designated as Series A Preferred Stock and 35,000 shares will be designated as Series B Stock. As of the Closing, 4,440,835 shares of Common Stock and 189,334 shares of Series A Preferred Stock will be issued and outstanding, and, without giving effect to the transactions contemplated hereby, no shares of Series B Stock will be issued or outstanding, other than such as shall be issued at the Closing. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable.
Schedule 3.16 sets forth all of the shares of Common Stock that are reserved for issuance upon exercise of outstanding stock options and warrants (in each case subject to being Equitably Adjusted). Except as set forth on Schedule 3.16, no options, warrants, conversion rights, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities. Except as described in the Company SEC Documents or set forth in Schedule 3.16, none of the Company's outstanding securities or authorized capital stock or the Series B Stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other Person. Except as described in the Company SEC Documents or as set forth in Schedule 3.16, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. Except as described in the Company SEC Documents or as set forth in Schedule 3.16, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. Except as described in the Company SEC Documents, the Company does not have any stock option plans. The Company does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of the Company or any portion thereof, or any similar rights. The Company has not adopted any rights plans or similar "poison pill" arrangements.

                  3.17 Registration Rights. Except as described in the Company SEC Documents or as set forth on Schedule 3.17 hereto, no holders of any securities of the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

                  3.18 Insurance. (a) The Company maintains insurance covering the Company's properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which the Company operates.

                           (b)      Schedule 3.18(b) sets forth a true and
correct description of the Company's Directors and Officers liability policy (the "D&O Policy"). The D&O Policy is in full force and effect and not subject to rejection or recession by the insurance company issuing such policy. The Company has complied with all of the terms of the D&O Policy applicable to it. All of the information (including, without limitation, financial information) provided by the Company to the insurance company issuing the D&O Policy, including, without limitation, all information provided to such insurance company as part of the application process for such policy, was true, correct and complete in all material respects when so provided.

                  3.19 Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

                  3.20 Material Agreements. The Company SEC Documents include as exhibits thereto all material contracts and agreements to which the Company was a party or by which the Company or its assets was otherwise bound as of the date of the Company SEC Documents to which they are exhibits (the "Filed Agreements"). Except for the Filed Agreements or as set forth in Schedule 3.20, the Company is not a party to any written or oral contract or instrument, agreement, commitment, obligation, plan or arrangement which: (a) is material to the Company or its business; and/or (b) in accordance with the provisions of the Securities Act or the Exchange Act, as applicable, were required to be filed as an exhibit to any Company SEC Document when such Company SEC Document was filed by the Company with the Commission (any such contract, instrument, agreement, commitment, obligation, plan or arrangement, together with the Filed Agreements, are referred to herein as the "Material Agreements"). The Company, and to the best of the Company's knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any Material Agreements. Except as set forth in Schedule 3.20, each of the Material Agreements is in full force and effect with no default, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein on the part of the Company or, to the Company's knowledge, any other party to any such Material Agreement, and neither the Company nor, to the Company's best knowledge, any other party to any such agreement has provided any notice of default or of its intention to terminate these agreements.

                  3.21 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, except where any such violation, individually or in the aggregate, would not have a Material Adverse Effect, and to the best of its knowledge after due investigation, no material expenditures will be required in order to comply with any such statute, law or regulation.

                  3.22 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

                  3.23 Compliance. All of the assets, products and services of the Company

(including, without limitation, any computer programs provided or created by the Company to or for any other Person) are Millennium Compliant, except where the failure of the assets, products and services of the Company to be Millennium Compliant, individually or in the aggregate, would not have a Material Adverse Effect.

                  3.24 Brokers or Finders. Except for Network 1 Financial Securities, Inc., which is entitled to the commission set forth on Schedule 3.24, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

                  3.25 Disclosure. Neither the Transaction Documents, nor any other agreement, document, certificate, statement, whether oral or written, furnished to the Purchaser or its counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. There is no fact within the knowledge of the Company or any of its executive officers executing this Agreement on behalf of the Company that has not been disclosed herein or in writing by them to the Purchaser that may have a Material Adverse Effect.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

                  4.01 Organization and Standing of the Company. The Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority: (i) for the ownership and operation of its properties; (ii) for the carrying on of its business as now conducted and as now proposed to be conducted; (iii) to execute and deliver this Agreement and other Transaction Documents to which it is a party.

                  4.02 Corporate Action. The Transaction Documents to which Purchaser is a party have been duly authorized, executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and the general principles of equity..

                  4.03 Investment Representations. The Purchaser is acquiring the Shares and Warrants for its own account for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. The Purchaser understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all certificates evidencing any of the Shares or Warrants, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

       THESE  SECURITIES  HAVE NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF
       1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO DELICIOUS BRANDS, INC. ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Each such certificate shall also bear a legend indicating that such shares are subject to a lock-up agreement, if issued prior to the expiration of the lock-up period provided for in Section 9.01 of this Agreement.

                  4.04 Access to Information. The Purchaser or its representative during the course of this transaction, and prior to the purchase of any Series B Stock or the Warrants, has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the offering of the Series B Stock, the Warrants and the additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

                  4.05 Sophistication and Knowledge. The Purchaser or its representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Series B Stock and the Warrants; and the Purchaser can bear the economic risks of investment in the Series B Stock and the Warrants and can afford a complete loss of its investment.

                  4.06 Transfer Restrictions Imposed by Securities Laws. The Purchaser understands that neither the Shares nor the Warrants have been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Purchaser shall not resell or otherwise dispose of all or any part of the Shares or Warrants purchased by the Purchaser, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; the Purchaser understands that the Company does not have any present intention and is under no obligation to register the Shares or the Warrants under the Securities Act and applicable state securities laws, except as provided in Article VI and the Purchaser understands that Rule 144 or Rule 144A under the

Securities Act may not be available as a basis for exemption from registration of the Shares thereunder.

                  4.07 Lack of Liquidity. The Purchaser has no present need for liquidity in connection with its purchase of the Series B Stock.

                  4.08  Accredited   Investor   Status.   The  Purchaser  is  an
"Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  4.09 Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by Purchaser or its agents.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  5.01 Inspection. Until such time as the Purchaser ceases to beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) at least the Requisite Shares, the Company shall permit authorized representatives of the Purchaser to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, employees, independent accountants, consultants and attorneys, all at such reasonable times and as often as may be reasonably requested, subject to the execution of a confidentiality agreement reasonably acceptable in form and substance to the Company by such representatives of the Purchaser, which the Purchaser shall make reasonable efforts to obtain.

                  5.02 Indemnification. (a) Without in any way limiting anything contained in Article VII, after the Closing, the Company shall, to the fullest extent permitted under applicable law, indemnify and hold harmless each director (including those listed in Section 2.08)), of the Company appointed by the Purchaser against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Closing), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as director, until the expiration of the statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to each such director to the fullest extent permitted under the DGCL, upon receipt from such director to whom expenses are advanced of any undertaking to repay such advances required under the DGCL). In the event of any such claim, action, suit, proceeding or investigation, the Company shall pay the reasonable fees and expenses of counsel selected by such director promptly after statements therefor are received and (ii) the Company shall cooperate in the defense of any such matter; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably delayed or withheld) and provided, further, that the Company shall not be obligated pursuant to this Section 5.02 to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all such directors in any single action except to the extent that two or more of such directors shall have conflicting interests in the outcome of such action, in which case such additional counsel (including local counsel) as may be required to avoid any such conflict or likely conflict may be retained by the directors at the expense of the Company; and provided further that, in the event that any claim for indemnification is asserted or made within the period prior to the expiration of the applicable statute of limitations, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. Contemporaneously with the Closing, the Company shall enter into an indemnification agreement substantially in the form of Exhibit 5.02(a) (the "Indemnification Agreement") with each of those persons identified as the Purchaser's designees as directors of the Company in Section 2.03. Promptly following the appointment or election of any person to replace any such person as a director of the Company, the Company shall enter into an Indemnification Agreement with such replacement. To the extent that the provisions of this
Section 5.02 and the provisions of the Indemnification Agreement conflict, as between the Company and the director or potential director which is a party thereto, the terms of the Indemnification Agreement shall govern.

                           (b)      Until such time as the Purchaser no longer
has the power to elect two directors, voting separately from the holders of Common Stock, the Company shall maintain the D&O Policy and such other policies of Directors and Officers liability insurance adequate and customary for companies of comparable size (taking into account, among other things, the market capitalization of the Company) and condition similarly situated in the same industry in which the Company operates.

                           (c)      In the event the Company or its successors
or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.02.

                           (d)      This Section 5.02 is intended to be for the
benefit of, and shall be enforceable by, the directors appointed or elected by the Purchaser and their respective heirs and personal representatives.

                  5.03 Use of Proceeds. The Company shall use the cash proceeds, if any, from the sale of the Series B Stock and the Warrants for working capital, to repay indebtedness and other general corporate purposes.

                  5.04 Third Party Registration Rights. From and after the date hereof but only for such period of time as the Purchaser beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange Act) at least the Requisite Shares, without the consent of the Purchaser, the Company shall not grant to any Person demand or other similar types of registration rights, including, without limitation, any registration rights of the type contemplated by Section 6.02, except in connection with the Company's issuance or sale of its securities as consideration for its acquisition of assets or securities of a Person, in which case the Company shall notify the Purchaser of such transactions, which shall be deemed given when the directors elected by the holders of the Series B Stock, voting separately as a class, are notified by the Company of any such proposed transaction.


                                   ARTICLE VI

                               REGISTRATION RIGHTS

                  6.01 Piggy-Back Registrations. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant a demand for registration of any stockholder of the Company) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each holder of Registrable Shares who is entitled to registration rights under this Section 6.01 written notice of such determination and, if within twenty (20) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered. In the event that any registration pursuant to this Section 6.01 shall be an underwritten public offering, the number of Registrable Shares to be included in such offering may be reduced if and to the extent that the managing underwriter or underwriters, if any, of such offering shall provide a written opinion that inclusion of the Registerable Shares would adversely affect the marketing of the securities to be sold by the Company therein. In such event, the Company shall include in the registration statement the number of shares of Common Stock that the Company is so advised can be sold in such offering in the following priority: (i) first, all shares of Common Stock to be sold by any other stockholder who has exercised his demand or similar right to require the Company to file a registration statement with respect to all or a portion of the shares of Common Stock held by such stockholder, in each case so long as such demand or similar right is effective as of the date of the Closing (including, without limitation, those granted under Section 6.02); (ii) second, all shares of Common Stock proposed to be included in such registration statement by the Company; (iii) third, all shares of Common Stock proposed to be included in such registration statement by holders of Common Stock having piggyback registration rights outstanding on the date hereof ("Existing Piggyback Rights") (including, without limitation, those granted in this Section 6.01); and (iv) fourth, all other Common Stock proposed to be included in such registration statement by other holders thereof, pro rata, based on the number of shares of the Common Stock proposed to be included by the Company and each such stockholder, as the case may be; provided, however, that, to the extent that any Existing Piggyback Rights provide to the holders thereof the right to register shares of Common Stock with or on a priority more favorable to those provided to the holders of Registerable Shares above, holders of the Registrable Shares shall have the right to have their Registrable Shares so registered on the same basis as such holders. No incidental right under this
Section 6.01 shall be construed to limit any registration required under Section 6.02. The obligations of the Company to the Purchaser under this Section 6.01 may be waived by the Purchaser at any time. Anything herein to the contrary notwithstanding, no other registration rights (demand or piggy-back) shall be granted by the Company to any Person if such registration rights have the effect of, in anyway, limiting or restricting the rights granted under Section 6.01, 6.02 or 6.03 (including the priority for registration thereof).

                  6.02 Demand Registration. (a) If at any time after August 12, 1999, holders of at least 20% of the issued and outstanding Registrable Shares who are entitled to registration rights under this Section 6.02 shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale Registrable Shares held by such holders which shares constitute at least twenty percent (20%) of the then outstanding Registrable Shares, then the Company will so notify all holders of Registrable Shares. Upon written request of any holder given within twenty (20) days after the receipt by such holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible; provided, however, that the Company shall not be obligated to request acceleration of the effectiveness of such registration statement prior to November 13, 1999. If the method of distribution of the Registrable Shares by the holders thereof shall be an underwritten public offering, the majority of the holders of the Registrable Shares to be so registered may designate the managing underwriter of such offering subject to the approval of the Company, which approval shall not be unreasonably withheld. The Company shall not be required to file a registration statement with the Commission pursuant to this
Section 6.02 at any time while another registration statement (other than on Form S-3 or S-8) of the Company has been filed with the Commission and is not yet effective or within 90 days after the effective date of another registration statement (other than on Form S-3 or S-8) filed by the Company with the Commission. The Company shall not be required to effect more than one registration during any 180 day period pursuant to this Section 6.02. In connection with any request by any holder of Registrable Securities for registration thereof pursuant to this Section, the Company shall have the right to defer the filing of a registration statement with the Commission for up to 30 days after such filing would otherwise be required hereunder if the Company shall furnish to the holders requesting such registration a certificate approved by the Board of Directors stating that, in the good faith judgment of the Company, it would be detrimental to the interests of the Company for such registration statement to be filed at such time.

                  (b) The Company shall be entitled to include in any registration statement referred to in this Section 6.02, for sale in accordance with the method of disposition specified by the holder requesting registration pursuant to 6.02(a), shares of Common Stock to be sold by other selling stockholders or by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Shares to be sold.

                  (c) The Purchaser, and each subsequent holder of Registrable Shares, if any, agrees that if the Company determines that there are material developments which the Company reasonably determines, based on advice of counsel, require the filing of a post-effective amendment to the Registration Statement, then each holder of Registered Shares agrees to refrain from selling any Registrable Shares until the post-effective amendment is declared effective. The Company agrees to file and attempt to have declared effective such post-effective amendment as soon as possible. Except as set forth in Section 6.10, the Company shall not be deemed to have effected a registration pursuant to this Section 6.02 unless and until such registration is declared effective.

                  6.03 Registrations on Form S-3. In addition to the rights provided the holder of Registrable Shares in Sections 6.01 and 6.02, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of one or more holders of Registrable Shares who hold an aggregate of at least 20% of the issued and outstanding Registrable Shares are entitled to registration rights under this Section 6.03 for the registration of Registrable Shares held by such holders, the Company will so notify each holder of Registrable Shares and then will, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify in the initial request to the Company or upon written request of a holder to the Company given within fifteen (15) days after the receipt by the holder from the Company of such notification; provided, however, that such Registrable Shares so registered pursuant to this Section 6.03 shall constitute at least 20% of the then outstanding Registrable shares; and provided, further, that the Company shall not be required to effect more than one (1) registration during any 180 day period pursuant to this Section 6.03. Subject to the foregoing, no registration of Registrable Shares pursuant to this
Section 6.03 shall be construed to limit any registration required under Section
6.01 or 6.02.

                  6.04 Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering, or one year in the case of a "shelf" registration statement on Form S-3) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

                  6.05 Indemnification by the Company. (a) In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by any such holder of Registrable Shares (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registerable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                  (b) Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof (provided, that failure by any such person to so notify the Company shall not relieve the Company from any liability it may have hereunder to any other Person entitled to claim indemnity or contribution hereunder) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

                  (c) Such holder of Registrable Shares, any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company. The

Company shall not be liable to indemnify any Person for any settlement of any such loss, claim, damage, expense, liability or action effected without the Company's written consent. The Company shall not, except with the approval of each party being indemnified under this Section 6.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Article VI , or any controlling Person of any such holder, makes a claim for indemnification pursuant to this
Section 6.05 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.05 provides for indemnification in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  6.06 Indemnification by Holders of Registrable Shares. (a) In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Shares sold by such holder in such registration, net of any underwriting discounts or commissions paid by such holder.

                  (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares hereunder, the Company will notify such holder of Registrable Shares in writing of the commencement thereof (provided, that failure by the Company to so notify such holder shall not relieve such holder from any liability it may have hereunder to any other Person entitled to claim indemnity or contribution hereunder), and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such holder of Registrable Shares shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized in writing by such holder of Registrable Shares. Such holder of Registrable Shares shall not be liable to indemnify any Person for any settlement of any such loss, claim, damage, expense, or liability or action effected without such holder's written consent.

                  (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or another Person entitled to indemnification pursuant to this Section 6.06 makes a claim for indemnification pursuant to this Section 6.06, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 6.06 provides for indemnification, in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  6.07 Exchange Act Registration. So long as the Company at any time shall list any class of equity securities of the type which may be issued upon the conversion of the Series B Stock or the exercise of the Warrants on any national securities exchange or obtain authorization for shares of such class to be quoted on an automated quotation system and shall register such class of equity securities under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange or qualify for trading on such automated quotation system and maintain such listing or authorization of, the Shares of such class. So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to such Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144. The Company agrees to use its best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

                  6.08 Damages. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Article VI and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other Person entitled to the benefits of this Article VI requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article so long as such holder of Registrable Shares is not in breach of any provision of this Agreement or any agreement contemplated herein.

                  6.09 Further Obligations of the Company. Whenever under the preceding Sections of this Article VI, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                  (a) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

                  (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified, to subject itself to taxation in connection with any such registration or qualification of such Registrable Shares or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;
                  (c) Permit each selling holder of Registrable Shares or such holder's counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

                  (d) Furnish to each selling holder of Registrable Shares a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

                  (e) Use its best efforts to insure the obtaining of all necessary approvals from the NASD;

                  (f) To cause all Registrable Shares so registered pursuant hereto to be listed on any securities exchange or authorized for quotation in any automated quotation system on or in which outstanding shares of such class are listed or authorized for quotation at the time such registration is declared effective by the Commission;

                  (g) Designate a transfer agent and registrar for the class or classes of shares which include such Registrable Shares and obtain a CUSIP number for such class or classes of shares, in each case not later than the date such registration is declared effective by the Commission; and

                  (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering the Initial Public Offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  Whenever under the preceding Sections of this Article VI the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (a) timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares and (b) convert all Series B

Stock into the shares of Common Stock included in any registration statement, such conversion to be effective at or before the closing of such offering pursuant to such registration statement.

                  6.10 Expenses. In the case of each registration effected under
Section 6.01, 6.02 or 6.03, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue Sky" fees; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of the Registrable Shares, or the fees and expenses of counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares. The Company shall pay all expenses of the holders of the Registrable Shares in connection with any registration initiated pursuant to this Article VI which is withdrawn or abandoned at the request of the Company, except if such withdrawal or abandonment is caused by the fraud, material misstatement or omission of a material fact by any holder of Registrable Shares to be included in such registration, in which case such expenses shall be paid by the holder or holders who have caused such withdrawal or abandonment. If a registration requested by holders of Registrable Shares pursuant to Section 6.02 shall be withdrawn prior to becoming effective under the Securities Act at the request of the holders of all Registrable Shares included therein, at such holders' written request, the Company shall pay the expenses of two such withdrawn registrations to the extent provided in the first sentence of this
Section 6.10; provided, however, that if a registration statement is withdrawn by reason of the fact that, prior to effectiveness of such registration statement, the registration statement filed or to be filed with the Commission contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Company shall have failed, within a reasonable time after receipt of written notice thereof from any such holder to take reasonable measures to correct such deficiency, such holders shall not be responsible for the costs of such registration (other than expenses described in the proviso to the first sentence of this Section 6.10).

                  6.11 Transferability. (a) For all purposes of Article VI of this Agreement, a Purchaser or assignee thereof who becomes a party to this Agreement in accordance with Section 6.11(b) hereof shall be deemed at any particular time to be the holder of all Registrable Securities of which such Person shall at such time be the "beneficial owner," determined in accordance with Rule 13d-3 under the Exchange Act.

                  (b) For all purposes of Article VI of this Agreement, the holder of Registrable Shares shall include not only the Purchaser but any assignee or transferee of the Registrable Shares; provided, however, that such assignee or transferee agrees in writing to be bound by all of the provisions of this Article VI.

                  6.12 Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under
Article VI of this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the Purchaser would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 6.12 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (a) cash or (b) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.


                                   ARTICLE VII

                                 INDEMNIFICATION

                  7.01 Indemnification of the Purchaser by the Company. The Company hereby cove nants and agrees with the Purchaser that the Company shall indemnify the Purchaser, its directors and officers, and their respective successors and assigns (individually a "Purchaser Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including, without limitation, court costs and reasonable fees and disbursements of counsel incurred by a Purchaser Indemnified Party in any action or proceeding between the Company and a Purchaser Indemnified Party or between a Purchaser Indemnified Party and any third party or otherwise) (collectively "Losses") resulting from or arising out of:

                           (a)      any breach of any of the representations,
warranties, covenants or agreements made by the Company in this Agreement or any other Transaction Document; or

                           (b)      any action, suit, proceeding, compromise,
settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 7.01; or

                           (c)      any action, suit, proceeding, compromise,
settlement, assessment or judgment arising out of or in connection with this Agreement or the transactions contemplated by this Agreement, including, without limitation, any action, suit, proceeding, compromise, settlement, assessment or judgement asserted by any stockholder against the Company and/or the Purchaser.

                  7.02 Indemnification of the Company by the Purchaser. The Purchaser covenants and agrees with the Company that it shall indemnify the Company and its directors and officers and each of their successors and assigns (individually a "Company Indemnified Party") and hold them harmless from, against and in respect of any and all Losses resulting from or arising out of:

                           (a)      any breach of any of the representations,
warranties, covenants or agreements made by the Purchaser in this Agreement or any other Transaction Document; or

                           (b)      any action, suit, proceeding, compromise,
settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 7.02.

                  7.03 Right to Defend, Etc. If the facts giving rise to any such indemnification pursuant to this Article VII shall involve any actual claim or demand by any third party against a Purchaser Indemnified Party or a Company Indemnified Party, as the case may be (an "Indemnified Party") the party required to indemnify such Indemnified Party pursuant to Sections 7.01 or 7.02, as the case may be (the "Indemnifying Party") shall be entitled to notice of and entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than the 15th day following receipt of such notice; provided, however, that if the defendants in any action shall include both a Indemnify ing Party and an Indemnified Party and the Indemnified Party shall have been advised by its counsel that the counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party. The failure so to notify an Indemnifying Party shall not relieve it of any liability which it may have to any Indemnified Party except to the extent to which such liability may have been mitigated as a result of the timely receipt of such notice. The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the Indemnifying Party pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article VII, for all out-of-pocket costs and expenses payable to third parties incurred by it in connection therewith, including, without limitation, reasonable fees and disbursements of counsel. If any Indemnifying Party assumes the defense of any such claims, the Indemnifying Party will hold the Indemnified Party harmless from and against any and all damages arising out of any settlement approved by such Indemnifying Party or any judgment in connection with such claim or litigation. Payment by an Indemnifying Party to an Indemnified Party shall be made within ten (10) days after demand, unless there is a claim or demand by a third party in which event payment shall be made within ten (10) days after final judgment, settlement or comprise, as the case may be.

                  7.04 Tax Effect. The amount of any indemnification due to an Indemnified Party pursuant to Section 7.01 or 7.02, as the case may be, shall be calculated after taking into account the amount of all insurance, cash or other direct financial benefits payable to such Indemnified Party (in cluding any such benefits payable by third parties) and after taking into account the United States federal, state and local and foreign national, provincial and local tax benefits or detriments to the Indemnified Party, as the case may be, calculated assuming the Indemnified Party were a taxpayer subject to tax at the highest marginal rate in effect when the payment is made, of the payments made in respect of such loss, claim, demand, cost or expense giving rise to the indemnification and the payments, including indemnification payments made in respect thereto.


                                  ARTICLE VIII

                                    GLOSSARY

                  8.01 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accredited Investor" has the meaning ascribed to it in Rule 501 under the Securities Act.

                  "Affiliate"   of  any  person  means  a  Person   controlling,
controlled by or under common control with, any such Person.

                  "Agreement" means this Securities Purchase Agreement as from time to time amended and in effect between the parties, including all Schedules and Exhibits hereto.

                  "Board of Directors" or "Board" means the board of directors of the Company as constituted from time to time.

                  "Certificate of Designation" has the meaning ascribed to it in
Section 1.01.

                  "Closing" has the meaning ascribed to it in Section 1.05.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "Common Stock" means the Company's Common Stock, $.01 par value per share.

                  "Company" means Delicious Brands, Inc., a Delaware corporation, and its successors and assigns.

                  "Company Indemnified Party" has the meaning ascribed to it in
Section 7.02.

                  "Company SEC Documents" has the meaning ascribed to it in
Section 3.08.

                  "Company S-1" has the meaning ascribed to it in Section 3.08.

                  "Company 10-Q" has the meaning ascribed to it in Section 3.08.

                  "Conversion Shares" has the meaning ascribed to it in Section 1.02.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "D&O Policy" has the meaning ascribed to it in Section 3.18.

                  "Equitable Adjustments" means the equitable adjustments made whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event involving a change in the capital structure of the Company.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

                  "Existing Piggyback Rights" has the meaning ascribed to it in
Section 6.01.

                  "Fiduciary Indemnified Parties" has the meaning ascribed to it in Section 5.03.

                  "Filed Agreements" has the meaning ascribed to it in Section 3.20.

                  "Financial Statements" has the meaning ascribed to it in
Section 3.08.

                  "GAAP" has the meaning ascribed to it in Section 3.08.

                  "Indebtedness" means (a) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (b) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) all obligations under leases required to be capitalized in accordance with GAAP.

                  "Indemnified Party" has the meaning ascribed to it in Section 7.03

                  "Indemnifying Party" has the meaning ascribed to it in Section 7.03.

                  "Intellectual Property Rights" means any and all, whether domestic or foreign, patents, patent applications, patent right, trade secrets, confidential business information, formula, processes, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and all other intellectual property, including, without limitation, all other such rights generally classified as intangible, intellectual property assets in accordance with GAAP.

                  "Key Employee" means and includes the following persons, if any: the Company's chairman of the board, chief executive officer, chief operating officer, president, chief financial officer, executive vice president, vice president and director of sales and marketing.

                  "Losses" has the meaning ascribed to it in Section 7.01.

                  "Material Adverse Effect" has the meaning ascribed to it in
Section 3.04.

                  "Material Agreements" has the meaning ascribed to it in
Section 3.20.

                  "Millennium Compliant" means the ability to provide the following functions: consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing the date output, and performing calculations on dates or portions of dates; function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and store and provide output of date information in ways that are unambiguous as to century.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Person"  or  "person"  means  an   individual,   corporation,
partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

                  "Purchase Price" has the meaning ascribed to it in Section
1.04.

                  "Purchaser" means Little Meadow Corp., a Delaware corporation.

                  "Purchaser Indemnified Party" has the meaning ascribed to it in Section 7.01.

                  "Registrable Shares" means and includes (a) the Conversion Shares and Warrant Shares. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage and the holdings of such person shall include the Conversion Shares and Warrant Shares even if such conversion has not yet been effected.

                  "Requesting Holder" has the meaning ascribed to it in Section 6.01(b).

                  "Requisite Shares" means the lesser of 5% of the outstanding shares of the Company's Common Stock or 5% of the Shares.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

                  "Section 203" has the meaning ascribed to it in Section 2.01.

                  "Series B Stock" means the Series B Convertible Preferred Stock, $.01 par value per share, of the Company having the rights, powers, privileges and preferences set forth in the Certificate of Designation.

                  "Shares"  means,   collectively,   the  Series  B  Stock,  the
Conversion Shares and the Warrant Shares.

                  "Subsidiary" or "Subsidiaries" means any Person of which the Company directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting or economic interest.

                  "Transaction Documents" has the meaning ascribed to it in
Section 3.01.

                  "Warrants" has the meaning ascribed to it in Section 1.01.

                  "Warrant Shares" means shares of Common Stock issuable upon the exercise or conversion of a Warrant, as defined in Section 1.01.

                  8.02 Accounting Terms. All accounting terms not specifically defined herein or in any of the Transaction Documents shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                   ARTICLE IX

                                  MISCELLANEOUS


                  9.01 "Lock-Up" Agreement. The Purchaser agrees that prior to November 12, 1999, without the consent of the Company, the Purchaser will not sell any Series B Stock. The Company may impose stop-transfer instructions with respect to the Series B Stock subject to the foregoing restrictions until November 12, 1999.

                  9.02 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  9.03 Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (a) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Series B Shares (on a Common Stock equivalent basis) and Conversion Shares in the aggregate issued upon conversion thereof and (b) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 9.03. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  9.04 Addresses for Notices. All notices or other communications required hereby shall be in writing and shall be sent either by
(a) courier, or (b) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day following the date of transmission if properly addressed and sent without transmission error to the correct number and receipt is confirmed by telephone within 48 hours of the transmission; in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three (3) days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties and their representatives at the addresses given below:

         To the Company:          Delicious Brands, Inc.
                                  2070 Maple Street
                                  Des Plaines, IL 60018
                                  Attention: Michael J. Kirby, President
                                  and Chief Executive Officer
                                  Facsimile: (847) 699-5928
                                  Confirmation: (847) 699-3200

         With a copy to:          Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                  505 Park Avenue
                                  New York, New York  10022
                                  Attention:  Steven Wolosky, Esq.
                                  Facsimile:  (212) 755-1467
                                  Confirmation:  (212) 753-7200

         To the Purchaser:        Little Meadow Corp.
                                  c/o Icahn Associates Corp.
                                  767 Fifth Avenue, 47th Floor
                                  New York, NY 10153
                                  Attention: Russell Glass
                                  Facsimile: (212) 750-5807

                                  Confirmation: (212) 702-4300

         With a copy to:          Gordon Altman Butowsky Weitzen Shalov & Wein
                                  114 West 47th Street
                                  New York, NY 10036
                                  Attention: Jonathan Klein, Esq.
                                  Facsimile: (212) 626-0799
                                  Confirmation: (212) 626-0879

or such other address as any of the above may have furnished to the other parties in writing in compliance with the terms of this Section.

                  9.05 Costs, Expenses and Taxes. The Company shall pay all fees and disbursements of counsel to the Purchaser incurred in connection with the negotiation, drafting and completion of the Transaction Documents and all related matters and transactions. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable except for any income taxes of the Purchaser in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  9.06 Effectiveness; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and their respective successors and assigns; provided, that, the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchaser. The Purchaser may assign all or any part of its rights and obligations hereunder to any person who acquires any Shares or Warrants owned by the Purchaser. Any such assignment shall operate to release the Purchaser from its liabilities and obligations under this Agreement, other than its indemnification obligations under Article VII, with respect to the Shares and Warrants, as applicable, so sold or assigned. A person to whom all or a part of the Purchaser's rights are so assigned, whether by Purchaser or by a subsequent person, may, if so agreed to by the Purchaser, become a party to this Agreement, entitled to those rights and benefits set forth herein applicable to the Purchaser or such Shares or Warrants. The foregoing is in addition to, and not in limitation of, all other rights, powers and privileges of the Purchaser.

                  9.07 Survival of Representations and Warranties. All representations and warranties made in the Transaction Documents, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

                  9.08 Prior Agreements. The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

                  9.09 Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

                  9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to its choice of laws provisions.

                  9.11 Headings; References. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. All references herein to "Articles", "Sections", "Exhibits" or "Schedules" shall be deemed to references to Articles or Section hereof and to Exhibits or Schedules hereto unless otherwise indicated.

                  9.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  9.13 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

                  9.14 Transfer. Nothing in the Transaction Documents or the Shares shall restrict the right and ability of the Purchaser or its Affiliates to transfer, and the Purchaser is hereby granted the right to transfer, any rights, powers or privileges of or under the Transaction Documents or the Shares (subject to all restrictions of any applicable U.S. Federal or state securities laws) to its Affiliates. The foregoing is in addition to, and not in limitation of, all other rights, powers and privileges of the Purchaser.

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Securities Purchase Agreement to be executed as of the date first above written.

                                 DELICIOUS BRANDS, INC.


                                 By:      /s/ Michael J. Kirby
                                 Name:    Michael J. Kirby
                                 Title:   President and Chief Executive Officer



                                 LITTLE MEADOW CORP.


                                 By:      /s/ Edward E. Mattner
                                 Name:    Edward E. Mattner
                                 Title:   President

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